Exhibit 10.86
EXECUTION COPY
     INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT dated as of July 17, 2007 (this “Assumption Agreement”), related to the CREDIT AGREEMENT dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005, that certain Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of March 24, 2006, as amended as of April 21, 2006, that certain Incremental Term Loan Assumption Agreement and Amendment No. 3 dated as of June 30, 2006, and that certain Amendment No. 4 dated as of February 6, 2007 (as amended, the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto (solely with respect to Sections 7, 8, 10 and 11 hereof), the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.
     A. The Borrower has requested that the person set forth on Schedule I hereto (the “Incremental Term Lender”) make Incremental Term Loans to the Borrower pursuant to Section 2.24 of the Credit Agreement, in the aggregate principal amount of $25,000,000.
     B. The Incremental Term Lender is willing to make Incremental Term Loans to the Borrower on the Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Credit Agreement.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Assumption Agreement. This Assumption Agreement shall be a “Loan Document” and an “Incremental Term Loan Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents, and each of the agreements set forth in Section 6 of this Assumption Agreement shall be deemed to constitute covenants under the Credit Agreement, which for purposes of Article VII of the Credit Agreement will be governed by paragraph d thereof.
     SECTION 2. Incremental Term Loans. (a) The Incremental Term Lender hereby agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower on the Effective Date in a principal amount equal to the Incremental Term Loan amount set forth next to such Incremental Term Lender’s name on Schedule I hereto.
     (b) All such Incremental Term Loans shall constitute “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents.

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     (c) The proceeds of the Incremental Term Loans are to be used by the Borrower solely for general corporate and other working capital purposes (including the prepayment of Revolving Loans) of the Borrower and the Subsidiaries.
     SECTION 3. Conditions Precedent to Incremental Term Loans. The obligation of the Incremental Term Lender to make Incremental Term Loans on the Effective Date shall be subject to the satisfaction of the following conditions precedent:
     (a) On the Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Effective Date and executed by a Financial Officer of the Borrower.
     (b) The Administrative Agent shall have received (with sufficient copies for each Incremental Term Lender) such board resolutions and other closing certificates and documentation as shall be reasonably required by the Incremental Term Lender, in each case consistent with those delivered on the Closing Date under clauses (c) and (d) of Section 4.02 of the Credit Agreement; provided that, it shall not be a condition precedent to the Incremental Term Lender’s obligation to make an Incremental Term Loan on the Effective Date that (A) the Administrative Agent shall have received a certificate of good standing for each Loan Party consistent with those delivered on the Closing Date under clause (c)(i) of Section 4.02 of the Credit Agreement or (B) any secretary’s certificate delivered hereunder consistent with those delivered on the Closing Date certify that there has been no amendment to the certificate or articles of incorporation of the applicable Loan Party since the last amendment shown on a certificate of good standing; provided, however, that any secretary’s certificate delivered hereunder shall certify that the certificate or articles of incorporation delivered hereunder of the applicable Loan Party have not been amended since the most recent amendment to such certificate or articles of incorporation delivered hereunder.
     (c) The Administrative Agent shall have received a certificate, dated the Effective Date and executed by a Financial Officer of the Borrower, confirming that the Borrower will be in Pro Forma Compliance after giving effect to the making of the Incremental Term Loans on the Effective Date and the application of the proceeds therefrom.
     (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
     SECTION 4. Eurodollar Borrowings. To facilitate the inclusion of the Incremental Term Loans, when made, in each outstanding Term Borrowing, the Borrower and the Incremental Term Lender hereby agree pursuant to Section 2.24(d) of the Credit Agreement that the Incremental Term Loans made hereunder will be allocated ratably to each outstanding Eurodollar Term Borrowing for purposes of determining the initial interest rate thereon, in each case notwithstanding any contrary provision of the Credit Agreement. After giving effect to the last sentence in Section 2.24(d), to give effect to the making of the Incremental Term Loans hereunder and the treatment thereof as “Term Loans” for all purposes of the Credit Agreement, the table in Section 2.11(a) of the Credit Agreement shall be as set forth below:

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Repayment Date	Amount
September 30, 2007	$618,400
December 31, 2007	$618,400
March 31, 2008	$618,400
June 30, 2008	$618,400
September 30, 2008	$618,400
December 31, 2008	$618,400
March 31, 2009	$618,400
June 30, 2009	$618,400
September 30, 2009	$618,400
December 31, 2009	$618,400
March 31, 2010	$618,400
June 30, 2010	$618,400
September 30, 2010	$618,400
December 31, 2010	$618,400
March 31, 2011	$618,400
June 30, 2011	$618,400
September 30, 2011	$618,400
December 31, 2011	$618,400
March 31, 2012	$618,400
June 30, 2012	$618,400
September 30, 2012	$618,400
December 31, 2012	$618,400
Term Loan Maturity Date	$232,515,900
     SECTION 5. Representations and Warranties. To induce the other party hereto to enter into this Assumption Agreement, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date:
     (a) This Assumption Agreement has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.
     (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

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     (c) No Default or Event of Default has occurred and is continuing.
     SECTION 6. Covenants. The Borrower and the Subsidiary Guarantors party hereto covenant and agree with the Administrative Agent and Incremental Term Lender to:
     (a) Within 15 days after the Effective Date (or such later date as shall be specified by the Administrative Agent in writing), deliver to the Administrative Agent a favorable written opinion of Baker & McKenzie LLP, counsel for the Borrower, (i) substantially to the effect set forth in Exhibit A hereto and (ii) addressed to the Incremental Term Lender, Issuing Bank, and Administrative Agent.
     (b) Within 15 days after the Effective Date (or such later date as shall be specified by the Administrative Agent in writing), deliver to the Administrative Agent a certificate as to the good standing of each Loan Party as of a recent date from the appropriate Governmental Authority of the State of such Loan Party’s incorporation.
     SECTION 7. Effectiveness. This Assumption Agreement shall become effective as of the date (the “Effective Date”) occurring on or prior to July 31, 2007 that (a) the Administrative Agent shall have received counterparts of this Assumption Agreement that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Administrative Agent and (iv) the Incremental Term Lender and (b) each of the conditions precedent set forth in Section 3 hereof shall have been satisfied (or waived in writing by the Incremental Term Lenders).
     SECTION 8. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Assumption Agreement and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Assumption Agreement, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, including the Incremental Term Loans.
     SECTION 9. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Assumption Agreement in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     SECTION 10. Counterparts. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Assumption Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 11. Applicable Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     SECTION 12. Headings. The headings of this Assumption Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Executive VP and CFO

HUMAN FACTORS APPLICATIONS, INC.

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer

ALION-METI CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer

ALION-CATI CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer

ALION-JJMA CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer

ALION-BMH CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer
[Alion Assumption Agreement]

WASHINGTON CONSULTING, INC.

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer

ALION-MA&D CORPORATION

By	John M. Hughes

Name: /s/ John M. Hughes
Title: Treasurer
[Alion Assumption Agreement]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
individually, as Administrative Agent and as an
Incremental Term Lender,

By	Robert Hetu

Name: /s/ Robert Hetu
Title: Managing Director

By	Denise L. Alvarez

Name: /s/ Denise L. Alvarez
Title: Associate
[Alion Assumption Agreement]

SCHEDULE I
Incremental Term Lenders

Incremental Term Lender	Incremental Term Loan Amount
Credit Suisse	$25,000,000.00
TOTAL COMMITMENT	$25,000,000.00

SCHEDULE I
FORM OF LEGAL OPINION
(see following pages)